FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES RECORD REVENUE FOR THE FIRST QUARTER ENDED MARCH 31, 2013, INCLUDING A 36% INCREASE IN OIL PRODUCTION AND A 38% INCREASE IN ADJUSTED EBITDA

San Antonio, Texas (May 15, 2013) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that it has filed its SEC Form 10-Q for the quarter ended March 31, 2013. A copy of this document is available through the Company’s website at www.enerjex.com.

Highlights for the first quarter include the following:

•	Production of 26,537 barrels of oil, a 36% increase compared to the prior year. Excluding production from properties that were assigned to outside general partners upon the dissolution of Rantoul Partners at the end of 2012, production increased approximately 44% compared to the prior year.

•	Record revenue of $2.3 million, a 23% increase compared to the prior year. Excluding revenue from properties that were assigned to outside general partners upon the dissolution of Rantoul Partners at the end of 2012, revenue increased approximately 30% compared to the prior year.

•	Operating expenses of $29.47 per net barrel of oil produced, a 6% decrease compared to the prior year.

•	Adjusted earnings before interest, income tax, depriciation and amortization (“EBITDA”) of $822,759, a 38% increase compared to the prior year.

•	Completion of drilling 4 new oil wells and 7 new secondary recovery water injection wells in EnerJex’s Mississippian Project located in Southeast Kansas with a 100% success rate.

•	Completion of drilling 5 new oil wells in the Company’s Cherokee Project located in Eastern Kansas with a 100% success rate.

Production volumes during the three months ended March 31, 2013 were 26,537 barrels of oil compared to 19,485 barrels of oil during the three months ended March 31, 2012. Excluding production from properties that were assigned to outside general partners upon the dissolution of Rantoul Partners at the end of 2012, production was approximately 18,481 barrels of oil during the three months ended March 31, 2012.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

Revenues were $2,337,301 for the first quarter of 2013 compared to $1,902,892 for the first quarter of 2012. Excluding revenue from properties that were assigned to outside general partners upon the dissolution of Rantoul Partners at the end of 2012, revenue was approximately $1,802,198 for the first quarter of 2012. The Company realized an average oil price of $88.07 during the first quarter of 2013 compared to $97.66 during the first quarter of 2012.

Lease operating expenses were $782,072 or $29.47 per net barrel of oil produced during the three months ended March 31, 2013 compared to $609,079 or $31.26 per net barrel of oil produced during the three months ended March 31, 2012.

Operating income was $369,055 for the first quarter of 2013 compared to operating income of $160,459 for the first quarter of 2012.

EBITDA was $582,818 during the three months ended March 31, 2013 compared to a loss of $591,419 during the three months ended March 31, 2012. Adjusted to exclude the effect of derivative contracts (oil hedges), EBITDA was $822,759 during the three months ended March 31, 2013 compared to $595,520 in the same period last year.

Net income was $20,036 for the first quarter of 2013 compared to a net loss of $1,081,682 during the first quarter of 2012. Adjusted to exclude the effect of derivative contracts (oil hedges), net income was $259,977 for the first quarter of 2013 compared to $105,257 in the same period last year.

Gains or losses from derivative contracts are primarily related to non-cash unrealized changes in the fair value of EnerJex’s oil hedge portfolio as required by GAAP.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “I am pleased with our first quarter results and I look forward to another exciting drilling program in 2013. EnerJex is actively drilling in both of its Kansas projects where we continue to achieve successful results.”

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: whether acquired properties will produce at levels consistent with management's expectations; market conditions; the ability of EnerJex to obtain financing for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and any newly acquired employees; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the United States Securities and Exchange Commission and our Form 10-Q. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

GAAP Reconciliations

In addition to revenue and net income determined in accordance with GAAP, we have provided a reconciliation of our adjusted revenue, adjusted net income (loss), and adjusted EBITDA (the “Adjusted Figures”) in this release. The Adjusted Figures are non-GAAP financial measures that we use as supplemental measures of our performance. The Adjusted Figures are not measurements of our financial performance under GAAP and should be considered as an alternative to revenue, net income, operating income or any other performance measure derived in accordance with GAAP. It should not be assumed that the Adjusted Figures are comparable to similarly named figures disclosed by other companies. We define adjusted revenue as revenue before the effect of the item listed in the table below, and adjusted net income (loss) and adjusted EBITDA as net income before the effects of the items listed in the tables below.

	QUARTER ENDING
UNAUDITED	March 31, 2013	March 31, 2012
Revenue	$2,337,301	$1,902,892
Revenue from Distributed Assets	$0	$(100,694)
Adjusted Revenue	$2,337,301	$1,802,198

	QUARTER ENDING
UNAUDITED	March 31, 2013	March 31, 2012
Net Income	$20,036	$(1,081,682)
Derivative Loss (Gain)	$239,941	$1,186,939
Adjusted Net Income (Loss)	$259,977	$105,257

	QUARTER ENDING
UNAUDITED	March 31, 2013	March 31, 2012
Net Income	$20,036	$(1,081,682)
Derivative Loss (Gain)	$239,941	$1,186,939
Interest	$118,245	$67,660
Depreciation, Depletion, Amortization	$444,537	$422,603
Taxes	$0	$0
Adjusted EBITDA	$822,759	$595,520

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Equity Market Advisors, LLC

Daniel Vernon, EMD Advisor

Phone: (405) 230-1124

Email: dv@equitymarketadvisors.com

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM